RAIT Financial Trust Announces Third Quarter 2007 Results

PHILADELPHIA, PA — November 5, 2007 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the quarter ended September 30, 2007.

Financial Summary

• Economic book value of $13.27 per share at September 30, 2007
- Tangible book value of $11.63 per share at September 30, 2007
- Adjusted earnings per share of $0.54 for the quarter ended September 30, 2007
- GAAP total loss per share of $4.02 for the quarter ended September 30, 2007

Daniel G. Cohen, RAIT’s CEO, said, “During the last quarter, while the marketplace caused substantial disruptions to our TruPS borrowers in the residential mortgage and homebuilder sectors, as reflected in our asset impairments, we were able to pay a $0.46 common dividend out of adjusted earnings.  We expect to continue to generate fees and cash flow supported by the net investment income of the current portfolio. During the quarter we paid down our repo balances by $700.0 million to $212.8 million, retained $441.0 million of restricted cash in our domestic finance programs and ended the quarter with $176.6 million of available cash and $81.4 million in unused capacity on our bank lines.  We continue to monitor the overall credit performance of our portfolio while we take advantage of opportunities in both our commercial real estate and European businesses.  We were pleased, in the current marketplace, to close our second European Financing Program, which provides us with over EUR 450.0 million ($630.0 million) of available funding capacity.   While the quarter saw unprecedented disruption in the credit markets and those disruptions continue today, we believe we have made appropriate valuation adjustments to our portfolio.”

RAIT’s economic book value per common share outstanding, a non-GAAP measure, at September 30, 2007 was $13.27. Economic book value is computed by adding back to tangible book value any unrealized losses recognized in shareholders’ equity or through earnings that are in excess of RAIT’s maximum value at risk, or RAIT’s retained investment. Under GAAP, RAIT is required to absorb unrealized losses on investments held by certain of its consolidated entities, primarily RAIT’s consolidated securitizations, even if those unrealized losses are in excess of RAIT’s maximum risk of loss, or RAIT’s retained investment in those securitizations.

RAIT’s tangible book value per common share outstanding, as of September 30, 2007 was $11.63. Tangible book value is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares, goodwill and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

A reconciliation of RAIT’s reported shareholders’ equity to tangible book value and economic book value as of September 30, 2007 is included as Schedule I to this release.

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three months ended September 30, 2007 of $33.0 million, or $0.54 per diluted share based on 60.7 million weighted average shares outstanding – diluted, as compared to adjusted earnings for the three months ended September 30, 2006 of $18.7 million, or $0.66 per diluted share based on 28.3 million weighted average shares outstanding – diluted. RAIT reported adjusted earnings for the nine months ended September 30, 2007 of $138.3 million, or $2.28 per diluted share based on 60.6 million weighted average shares outstanding – diluted, as compared to adjusted earnings for the nine months ended September 30, 2006 of $55.7 million, or $1.98 per diluted share based on 28.1 million weighted average shares outstanding – diluted.

RAIT reported a GAAP net loss available to common shares for the three months ended September 30, 2007 of $243.6 million, or a total loss per share – diluted of $4.02 based on 60.7 million weighted average shares outstanding – diluted, as compared to net income available to common shares for the three months ended September 30, 2006 of $18.4 million, or total earnings per share – diluted of $0.65 based on 28.3 million weighted average shares outstanding – diluted. RAIT reported a GAAP net loss available to common shares for the nine months ended September 30, 2007 of $195.9 million, or a total loss per share – diluted of $3.23 based on 60.6 million weighted average shares outstanding – diluted, as compared to net income available to common shares for the nine months ended September 30, 2006 of $54.8 million, or total earnings per share – diluted of $1.95 based on 28.1 million weighted average shares outstanding – diluted.

A reconciliation of RAIT’s reported GAAP net income (loss) available to common shares to adjusted earnings for the three months and nine months ended September 30, 2007 and September 30, 2006 is included as Schedule II to this release.

Liquidity

As of September 30, 2007, RAIT had approximately $176.6 million of available cash, $441.0 million of restricted cash and approximately $81.4 million of unused capacity under commercial bank facilities. The restricted cash primarily relates to committed funds under our consolidated securitizations in their investment accumulation period available to obtain new investments for the securitization. During the third quarter, repurchase indebtedness decreased by $700.0 million. As of September 30, 2007, RAIT had $212.8 million outstanding under its repurchase agreements and $132.4 million of other indebtedness outstanding.

Asset Valuation Adjustments

The primary factors causing RAIT’s GAAP net loss were asset impairments incurred during the three months ended September 30, 2007. As of September 30, 2007, RAIT charged $247.0 million to earnings as permanent asset impairments net of minority interest. The asset impairment charges were primarily attributable to credit concerns with respect to TruPS issuers in the residential mortgage and homebuilder sectors. During the three months ended September 30, 2007, RAIT also increased its loan loss reserves relating to commercial mortgages and mezzanine loans by $5.4 million and relating to residential mortgages by $0.7 million.

Financing Activities

On September 13, 2007, RAIT closed Taberna Europe CDO II, a EUR 900 million transaction. This is RAIT’s second Euro-denominated securitization backed primarily by subordinated and senior debt issued by real estate companies in Europe. At September 30, 2007, these two unconsolidated securitizations had EUR 986.6 million of funded collateral and EUR 513.4 million of available funding capacity. On October 29, 2007, RAIT finished acquiring collateral and became effective on Taberna Preferred Funding VIII, Ltd., a $772 million securitization transaction that provides financing for investments consisting primarily of TruPS issued by REITs and real estate operating companies and senior and subordinated notes issued by real estate entities in the U.S.

Investing Activities

RAIT’s investing activities in its primary asset classes during the three months and nine months ended September 30, 2007 were as follows (dollars in millions):

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30, 2007	September 30, 2007
Commercial real estate loans originated	$161	$1,238
Principal repayments	(92)	(253)

Commercial real estate loans, net	69	985
Investments in real estate	93	158
TruPS and subordinated debentures originated (1)	11	1,400

(1)	Includes $687 million of assets originated during the nine months ended September 30, 2007 that were financed using off-balance sheet warehouse facilities.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at September 30, 2007 (dollars in millions):

			Percentage	Weighted-
	Amortized	Estimated	of Total	Average
	Cost(1)	Fair Value(2)	Portfolio	Coupon(3)

Investment in Securities:
TruPS and subordinated debentures	$4,777	$4,569	38.2%	7.8%
Unsecured REIT note receivables	387	369	3.1%	5.6%
CMBS receivables	283	245	2.0%	5.7%
Other securities	160	137	1.2%	9.7%

Total investment in securities	5,607	5,320	44.5%	7.7%
Investment in Mortgages and Loans
Residential mortgages and mortgage-related receivables(4)	4,168	4,097	34.2%	5.6%
Commercial mortgages and mezzanine loans	2,252	2,256	18.9%	8.9%

Total investment in mortgages and loans	6,420	6,353	53.1%	6.8%
Investment in real estate interests	285	285	2.4%	N/A

Total Portfolio/Weighted Average	$12,312	$11,958	100.0%	7.2%

(1)	Amortized cost reflects the cost incurred by us to acquire or originate the asset, net of origination discount.

(2)	The fair value of RAIT’s investments represents RAIT’s management’s estimate of the price that a willing buyer would pay a willing seller for such assets. RAIT’s management bases this estimate on the underlying interest rates and credit spreads and, to the extent available, quoted market prices.

(3)	Weighted average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to amortized cost or estimated fair value.

(4)	RAIT’s investments in residential mortgages and mortgage-related receivables at September 30, 2007 consisted of investments in adjustable rate residential mortgages. These mortgages bear interest rates that are fixed for three, five, seven and ten year periods, respectively, and reset annually thereafter. RAIT has financed its investment in these assets principally through long-term securitizations as well as short-term repurchase agreements.

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial real estate loan portfolio at September 30, 2007 (dollars in millions):

	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,486	8.3%	132	66.0%
Mezzanine loans	563	10.8%	170	25.0%
Other loans	203	7.7%	12	9.0%

Total	$2,252	8.9%	314	100.0%

The geographic and property type breakdown is as follows:

Property Type	Percent		Percent
		Geographic Region
Multi-family	51.3%	Central..........	33.2%
Office	24.7%	West.............	27.4%
Industrial	0.9%	Southeast........	21.1%
Retail	18.4%	Mid-Atlantic.....	13.9%
Other	4.7%	Northeast........	4.4%

Total	100.0%	Total............	100.0%

TruPS and Subordinated Debentures

As of September 30, 2007, RAIT maintained investments of $4.6 billion in TruPS and subordinated debentures. RAIT’s portfolio had a weighted average interest rate of 7.8%. The issuers of these investments had a weighted average debt to total capitalization ratio of 77% and a weighted average interest coverage ratio of 2.3 times as of September 30, 2007. The following table provides a sector breakdown of these issuers as of September 30, 2007:

TruPS and Subordinated Debt Industry Sector	Percent
Commercial Mortgage	27.6%
Office	18.0%
Specialty Finance	15.4%
Homebuilders	15.1%
Residential Mortgage	12.7%
Retail	4.1%
Hospitality	4.0%
Storage	3.1%
100.0%

Residential Mortgage Loans

At September 30, 2007, RAIT’s residential mortgage loan portfolio consisted of 8,690 residential mortgage loans with an average interest rate of 5.6%. The portfolio had an average FICO score of 738 and an average loan-to-value of 73.9% at acquisition and has an amortized cost balance of $4.2 billion. Approximately 44% of the properties within the portfolio are located in California. As of September 30, 2007, the portfolio had an average delinquency rate of 1.7%. Since the portfolios were originated, primarily in 2005, the portfolio has experienced $448,000 in cash losses, including $395,000 of losses incurred since June 30, 2007.

Other Investments

As of September 30, 2007, RAIT held investments in unsecured REIT notes, CMBS securities and other securities with a total amortized cost of $830.0 million and a weighted average coupon of 6.5%. During the quarter ended September 30, 2007, other investments decreased by $287.0 million primarily due to asset sales.

Fees Generated

Total fees generated, a non-GAAP financial measure, were $12.4 million for the quarter ended September 30, 2007 as follows:

-	Asset management fees of $7.9 million for the quarter ended September 30,
2007 on assets under management of $14.3 billion as of September 30,
2007. A total of $6.3 million of asset management fees on consolidated securitizations are eliminated for GAAP reporting.
-	Previously deferred origination fee income of $7.3 million recognized this quarter, net of $2.1 million of new origination fees generated for the quarter ended September 30, 2007 on originations of commercial real estate loans and TruPS which are recognized in interest income as an adjustment to yield.

GAAP fees and other income were $11.3 million for the quarter ended September 30, 2007.

A reconciliation of the fee and other income reported in GAAP earnings to total fees generated is included in Schedule III to this release.

Dividends

On October 12, 2007, RAIT paid a third quarter dividend of $0.46 per common share to shareholders of record on September 21, 2007. On October 1, 2007, RAIT paid a third quarter 2007 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, a third quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and a third quarter dividend of $0.523872 per share (prorated from July 5, 2007, the issue date, through September 30, 2007) on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on September 4, 2007.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 3:30 PM EDT on Monday, November 5, 2007 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.271.6130 Domestic or 617.213.8894 International, using passcode 74026044. For those who are able to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Monday, November 12, 2007 by dialing 888.286.8010, access code 37183341.

About RAIT Financial Trust

RAIT Financial Trust originates secured and unsecured debt instruments including bridge, mezzanine and whole commercial real estate loans, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, and its current report on Form 8-K filed January 10, 2007.

These risks and uncertainties also include the following factors: adverse market developments and credit losses have reduced, and may continue to reduce, the value of TruPS and subordinated debentures, adverse market developments may reduce the value of other assets in RAIT’s investment portfolio; RAIT’s liquidity may be adversely affected by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities; RAIT’s liquidity may be adversely affected by margin calls; RAIT may be unable to obtain adequate capital at attractive rates or otherwise; payment delinquencies or failure to meet other collateral performance criteria in collateral underlying RAIT’s securitizations have restricted, and may continue to restrict RAIT’s ability to receive cash distributions from its securitizations; covenants in RAIT’s financing arrangements may restrict its business operations; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s earnings and the value of its assets; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; RAIT may experience unexpected results arising from litigation; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance companies may increase; and general business and economic conditions could adversely affect credit quality and loan originations.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Period Ended		Period Ended
	September 30		September 30
	2007	2006	2007	2006
Revenue:
Investment interest income	$232,987	$27,432	$672,053	$71,775
Investment interest expense	(186,926)	(7,617)	(526,827)	(19,516)
Provision for losses	(6,099)	—	(10,662)	—
Change in fair value of free-standing derivatives	1,673	—	6,715	—

Net investment income	41,635	19,815	141,279	52,259
Rental income	3,059	2,846	8,083	9,554
Fee and other income	11,325	3,815	20,889	11,702

Total revenue	56,019	26,476	170,251	73,515
Expenses:
Compensation expense	10,187	1,880	24,359	5,551
Real estate operating expenses	3,433	2,399	8,711	6,478
General and administrative	7,008	1,095	19,077	3,159
Depreciation	1,945	307	3,816	917
Amortization of intangible assets	17,473	—	46,051	—

Total expenses	40,046	5,681	102,014	16,105
Income before interest and other income (expense), minority interest, income taxes, and income from discontinued operations	15,973	20,795	68,237	57,410
Interest and other income	6,004	291	15,360	943
Losses on sales of assets	(7,569)	—	(10,329)	—
Unrealized losses on interest rate hedges	(3,122)	—	(2,605)	—
Equity in loss of equity method investments	(49)	(233)	(57)	(233)
Asset impairments	(342,954)	—	(342,954)	—
Minority interest	93,357	(8)	81,482	(18)

Income (loss) before taxes and discontinued operations	(238,360)	20,845	(190,866)	58,102
Income tax (provision) benefit	(1,534)	—	3,546	—

Income (loss) from continuing operations	(239,894)	20,845	(187,320)	58,102
Income (loss) from discontinued operations	(340)	89	(132)	4,231

Net income (loss)	(240,234)	20,934	(187,452)	62,333
Income allocated to preferred shares	(3,357)	(2,519)	(8,403)	(7,557)
Net income (loss) available to common shares	$(243,591)	$18,415	$(195,855)	$54,776
Earnings (loss) per share—Basic:
Continuing operations	$(4.01)	$0.65	$(3.23)	$1.81
Discontinued operations	(0.01)	—	—	0.15

Total earnings (loss) per share—Basic	$(4.02)	$0.65	$(3.23)	$1.96
Weighted-average shares outstanding—Basic	60,664,698	28,120,830	60,581,559	27,977,558
Earnings (loss) per share—Diluted:
Continuing operations	$(4.01)	$0.65	$(3.23)	$1.80
Discontinued operations	(0.01)	—	—	0.15

Total earnings (loss) per share—Diluted	$(4.02)	$0.65	$(3.23)	$1.95
Weighted-average shares outstanding—Diluted	60,664,698	28,256,714	60,581,559	28,102,400

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	September 30, 2007	December 31, 2006
Assets
Investments in securities:
Available-for-sale securities	$3,932,155	$3,978,999
Security-related receivables	1,488,750	1,159,312

Total investments in securities	5,420,905	5,138,311
Investments in mortgages and loans, at amortized cost:
Residential mortgages and mortgage-related receivables	4,167,907	4,676,950
Commercial mortgages, mezzanine loans and other loans	2,235,102	1,250,945
Allowance for losses	(15,594)	(5,345)

Total investments in mortgages and loans	6,387,415	5,922,550
Investments in real estate interests	284,655	139,132
Cash and cash equivalents	176,590	99,367
Restricted cash	441,040	292,869
Accrued interest receivable	139,559	111,238
Warehouse deposits	35,202	44,618
Other assets	43,425	42,274
Deferred financing costs, net of accumulated amortization of $2,588 and $1,709, respectively	54,980	16,729
Intangible assets, net of accumulated amortization of $49,226 and $3,175, respectively	76,954	121,046
Goodwill	75,619	132,372

Total assets	$13,136,344	$12,060,506

Liabilities and shareholders’ equity
Indebtedness:
Repurchase agreements and other indebtedness	$345,162	$1,255,518
Mortgage-backed securities issued	3,901,661	3,697,291
Trust preferred obligations	437,220	643,639
CDO notes payable	6,648,571	4,855,743
Convertible senior notes	425,000	—

Total indebtedness	11,757,614	10,452,191
Accrued interest payable	102,442	67,393
Accounts payable and accrued expenses	17,402	22,930
Deferred taxes, borrowers’ escrows and other liabilities	193,816	158,197
Distributions payable	31,505	39,118

Total liabilities	12,102,779	10,739,829
Minority interests	6,303	124,273
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	—
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 61,000,401 and 52,151,412 issued and outstanding, including 276,709 and 430,516 unvested restricted share awards, respectively	607	517
Additional paid in capital	1,564,277	1,218,667
Accumulated other comprehensive income (loss)	(191,875)	(3,085)
Retained earnings (deficit)	(345,814)	(19,746)

Total shareholders’ equity	1,027,262	1,196,404
Total liabilities and shareholders’ equity	$13,136,344	$12,060,506

RAIT Financial Trust
Consolidated Statements of Other Comprehensive Income (Loss)
(Unaudited and dollars in thousands)

			For the Nine-Month
	For the Three-Month		Period Ended September
	Period Ended September 30		30
	2007	2006	2007	2006
Net income (loss)	$(240,234)	$20,934	$(187,452)	$62,333
Other comprehensive income (loss)
Change in fair value of cash-flow hedges	(142,226)	(1,205)	(35,006)	(1,205)
Reclassification adjustments associated with unrealized (gains) losses from cash-flow hedges to earnings	3,122	—	2,605	—
Realized (gains) losses on cash-flow hedges reclassified to earnings	(2,734)	—	(5,816)	—
Realized (gains) losses and other than temporary impairments on available-for-sale securities reclassified to earnings	285,328	—	288,088	—
Change in fair value of available-for-sale-securities	(341,608)	—	(442,152)	—

Total other comprehensive loss before minority interest allocation	(198,118)	(1,205)	(192,281)	(1,205)
Allocation to minority interest	7,234	—	3,491	—

Total other comprehensive income (loss)	(190,884)	(1,205)	(188,790)	(1,205)

Comprehensive income (loss)	$(431,118)	$19,729	$(376,242)	$61,128

Schedule I
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Tangible Book Value and Economic Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

Shareholders’ equity, as reported	$1,027,262
Add (deduct):
Liquidation value of preferred shares (2)	(165,458)
Unamortized intangible assets	(76,954)
Goodwill	(75,619)
Tangible Book Value (11.63 per share) (3)	709,231
Add (deduct):
Unrealized losses recognized in excess of value at risk.	100,000

Economic Book Value	$809,231

Shares outstanding as of September 30, 2007	61,000,401

Economic Book Value per share	$13.27

(1)	Management views economic book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of unrealized losses on investments in excess of our value at risk. Under GAAP, we are required to absorb unrealized losses on investments of certain of our consolidated entities, primarily our consolidated securitizations, even if those unrealized losses are in excess of our maximum value at risk, or our investment in those securitizations. Unrealized losses recognized in our financial statements, prepared in accordance with GAAP, that are in excess of our maximum value at risk are added back to shareholders’ equity in arriving at economic book value. Economic book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our economic book value to that of other REITs.

(2)	Based on 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares, and 1,600,000 Series C preferred shares, all of which have a liquidation preference of $25.00 per share.

(3)	Tangible book value per share is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares, goodwill and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

Schedule II
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Nine-Month
	Period Ended September 30		Period Ended September 30
	2007	2006	2007	2006
Net (loss) income available to common shares, as reported	$(243,591)	$18,415	$(195,855)	$54,776
Add (deduct):
Depreciation on real estate investments	1,945	307	3,816	917
Amortization of intangible assets	17,473	—	46,051	—
Provision for losses	6,099	—	10,662	—
Unrealized losses on interest rate hedges	3,122	—	2,605	—
Asset impairments, net of minority interest of $95,986	246,968	—	246,968	—
Share-based compensation	3,016	—	8,753	—
Non-recurring items (2)	—	—	2,985	—
Fee income deferred (realized)	(5,263)	—	27,732	—
Deferred tax provision (benefit)	3,245	—	(15,445)	—

Adjusted earnings	$33,014	$18,722	$138,272	$55,693

Weighted-average shares outstanding—Diluted	60,664,698	28,256,714	60,581,559	28,102,400

Adjusted earnings, per share	$0.54	$0.66	$2.28	$1.98

Distributions declared per common share	$0.46	$0.72	$2.10	$1.95

(1)	During 2007, RAIT began evaluating its performance based on several measures, including adjusted earnings. Management views adjusted earnings as useful and appropriate supplements to net income and earnings per share. The measure serves as an additional measure of RAIT’s operating performance because they facilitate evaluation of RAIT without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in RAIT’s consolidated financial statements, to help analyze how RAIT’s business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing RAIT’s adjusted earnings to those of other REITs.

(2)	Represents the write-off of unamortized deferred financing fees resulting from our termination of a line of credit in April 2007.

Schedule III
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

For the Three-Month For the Nine-Month
Period Ended Period Ended
September 30, 2007 September 30, 2007
Fees and other income, as reported	$11,325	$20,889
Add (deduct):
Asset management fees, eliminated	6,300	16,538
Deferred structuring fees	—	11,413
Deferred (realized) origination fees, net of amortization	(5,263)	16,319
Total fees generated	$12,362	$65,159

(1)	Total fees generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. RAIT believes the presentation of Total Fees Generated is useful to investors because it demonstrates RAIT’s ability to generate fees, which creates additional yield.

Schedule IV
RAIT Financial Trust
Reconciliation of Net Income Available to Common Shares to
Estimated REIT Taxable Income (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

For the Three-Month For the Nine-Month
Period Ended September 30 Period Ended September 30
	2007	2006	2007	2006
Net income available to common shares, as reported	$(243,591)	$18,415	$(195,855)	$54,776
Add (deduct):
Provision for losses	6,099	—	10,662	—
Asset impairments, net of minority interest of $95,986	246,968	—	246,968	—
Book to tax differences on gains and losses on sales of assets	5,028	—	5,028	8,184
Domestic TRS book-to-total taxable income differences:
Income tax benefit (provision)	1,534	—	(3,546)	—
Fees (realized) deferred or eliminated in consolidation	(5,472)	—	27,377	—
Amortization of intangible assets	17,473	—	46,051	—
Share-based compensation and other temporary tax differences	(14,243)	—	(11,595)	—
Securitization investments aggregate book-to-taxable income differences (2)	3,020	—	2,641	—
Accretion of loan discounts	472	—	2,132	—
Other book to tax differences	(42)	(224)	(165)	(1,735)

Total taxable income	17,246	18,191	129,698	61,225
Add (Deduct): Taxable loss (income) attributable to domestic TRS entities	9,673	—	(25,954)	—
Add: Dividends paid by domestic TRS entities	—	—	27,250	—

Estimated REIT taxable income (prior to deduction for dividends paid)	$26,919	$18,191	$130,994	$61,225

Weighted-average shares outstanding—Diluted	60,664,698	28,256,714	60,581,559	28,102,400
Estimated REIT taxable income, per share	$0.44	$0.64	$2.16	$2.18

(1)	Estimated REIT taxable income is a non-GAAP financial measurement and does not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. REIT taxable income excludes the undistributed taxable income of RAIT’s domestic taxable REIT subsidiaries, which is not included in estimated REIT taxable income until distributed to RAIT. There is no requirement that RAIT’s domestic taxable REIT subsidiaries distribute their earnings to RAIT. Estimated REIT taxable income, however, includes the taxable income of RAIT’s foreign taxable REIT subsidiaries because RAIT will generally be required to recognize and report such taxable income as earned on an accrual basis. These non-GAAP financial measurements are important to RAIT, since RAIT are a real estate investment trust and are required to pay substantially all of RAIT’s REIT taxable income in the form of distributions to RAIT’s shareholders. Because not all REITs use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies.

(2)	Amounts reflect the aggregate book-to-total taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within securitization entities and CDOs, (b) amortization of original issue discounts and debt issuance costs (c) differences in tax year-ends between us and our CDO investments and (d) asset impairments recorded for GAAP purposes and not recorded for tax purposes.